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                                                                   Exhibit 10.13

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into this 9th day of September, 2003, by and between International Travel CD's Inc., a Colorado corporation ("ILCD") and Trident Growth Fund, L.P., a Delaware limited partnership ("Trident").

         WHEREAS, Trident owns Six Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (666,667) shares of Series A Convertible Preferred Stock of ILCD (the "Shares"); and

         WHEREAS, ILCD owns two units of limited partnership interest (the "Interest") in Louisiana Shelf Partners, L.P., a Delaware limited partnership ("Louisiana Shelf"); and

         WHEREAS, ILCD wishes to purchase from Trident, and Trident wishes to sell to ILCD, the Shares in consideration of Trident hereby purchasing from ILCD, and ILCD hereby selling to Trident, the Interest.

         NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Sale and Purchase of Shares and Interest. Subject to the terms and conditions hereof, ILCD hereby sells and Trident hereby purchases the Interest in consideration of Trident hereby selling to ILCD and ILCD hereby purchasing from Trident the Shares.

         2. Closing.

              (a) The closing of the sale and purchase of the Shares, Interest and Option (the "Closing") shall take place at the offices of ILCD at 111 Presidential Drive, Bala Cynwyd, PA 19004, upon execution of this Agreement.

              (b) At the Closing: (i) Trident shall deliver to ILCD certificate(s) evidencing the Shares duly endorsed for transfer; (ii) ILCD shall deliver to Trident certificate(s) evidencing the Interest duly endorsed for transfer; (iii) Trident and ILCD shall execute any and all documents, certificates, consents and agreements necessary to effectuate the transfer of the Interest and to transfer and assign any and all rights ILCD has as a result of its ownership of the Interest under that certain Limited Partnership Agreement of Louisiana Shelf Partners, L.P. dated December 31, 2002, attached hereto as Exhibit A (the "LP Agreement") to Trident; and (iv) ILCD shall cause any and all other persons, including but not limited to the general partner and any limited partners of Louisiana Shelf, to execute any and all other documents, certificates, consents and agreements necessary to effectuate the transfer of the Interest to Trident.

         3. Description of Shares and Interest.


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              (a) The Shares of Series A Preferred Stock shall have such rights, preferences and designations as set forth in the Certificate of Designation of Series A Convertible Preferred Stock.

              (b) The Interest shall have such rights and obligations as set forth in the LP Agreement.


         4. Representations and Warranties of Trident. Trident represents and warrants to ILCD as follows:

              (a) Authority. Trident is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite partnership power and authority to carry on its business as now conducted and as currently proposed to be conducted by it and to enter into and perform this Agreement. All partnership action on the part of Trident necessary for the authorization, execution, delivery and performance of all obligations of Trident under the Agreement has been taken.

              (b) Binding Obligation. Trident has the legal power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by and on behalf of Trident and constitutes a valid and legally binding obligation of Trident, enforceable against Trident in accordance with its terms.

              (c) Title to Shares. Trident is the sole record and beneficial owner of the Shares, free and clear of all liens or encumbrances of any kind or nature, any preemptive rights, co-sale rights, rights of first refusal or any other rights of any kind or nature which limit, condition, or restrict in any way Trident's right to transfer and sell the Shares.

              (d) Absence of Litigation. There is no litigation or proceeding pending or, to the best of Trident's knowledge, threatened against Trident that would have an effect on the validity or performance of this Agreement.

              (e) No Brokers Fees. No person has or will receive from Trident or, to Trident's knowledge, from any other person, any compensation as a broker, finder or advisor, or in any other capacity in connection with the sale and purchase of the Shares or the Interest.

              (f) Investment Intent. Trident understands, acknowledges and represents, to the extent applicable, that:

                      (i) The Interest has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities or blue sky laws, and the transfer of the Interest is intended to be exempt from registration under the Securities Act based, in part, upon the representations, warranties and covenants of Trident contained herein.

                      (ii) Neither the United States Securities and Exchange Commission nor any state securities commission has (i) approved the transfer of the Interest or passed upon or endorsed the merits of the Interest, or (ii) confirmed the accuracy of, determined the adequacy of, or reviewed any documentation regarding ILCD or Louisiana Shelf.


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              (iii) It has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, so that it is capable of evaluating the merits and risks of an investment in the Interest, it has made such investigations in connection herewith as it has deemed necessary or desirable so as to make an informed investment decision without relying on ILCD for legal or tax advice related to this investment, and it has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in an investment in the Interest and has received all such information requested and has had all such questions answered to its satisfaction.

              (iv) The Interest is being purchased in a private transaction separately negotiated by Trident, for its own account, for investment purposes only and not with a view to distribution, and it was unaware of, and did not rely upon, and did not become aware of the offering of the Interest through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, in connection with the offer and sale of the Interest.

              (v) It is able to bear the economic risks of an investment in the Interest and its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

              (vi) It must bear the substantial economic risks of the investment in the Interest indefinitely, as the Interest is a "restricted security" as that term is defined in Regulation D under the Securities Act and may not be sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates evidencing the Interest to the effect that the Interest has not been registered under the Securities Act or any applicable state securities laws.

              (vi) Any information that the undersigned has heretofore furnished or furnishes herewith to ILCD is complete and accurate and may be relied upon by ILCD in determining the availability of an exemption from registration under federal and state securities laws (including, but not limited to, the Securities
Act) in connection with the purchase of the Interest hereunder.

         5. Representations and Warranties of ILCD. ILCD hereby represents and warrants to Trident as follows:

              (a) Authority. ILCD is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted by it and to enter into and perform this Agreement. All corporate action necessary on the part of ILCD for the authorization, execution, delivery and performance of all obligations of ILCD under the Agreement has been taken.

              (b) Binding Obligation. ILCD has the legal power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by and on behalf of ILCD and constitutes a valid and legally binding obligation of ILCD, enforceable against ILCD in accordance with its terms.



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              (c) Title to Interest. ILCD is the sole record and beneficial owner of the Interest, free and clear of all liens or encumbrances of any kind or nature, any preemptive rights, co-sale rights, rights of first refusal or any other rights of any kind or nature which limit, condition, or restrict in any way ILCD's right to transfer and sell the Interest.

              (d) Absence of Litigation. There is no litigation or proceeding pending or, to the best of ILCD's knowledge, threatened against ILCD that would have an effect on the validity or performance of this Agreement.

              (e) No Brokers Fees. No person has or will receive from ILCD or, to ILCD's knowledge, from any other person, any compensation as a broker, finder or advisor, or in any other capacity in connection with the sale and purchase of the Shares or the Interest.

         6. Confidentiality. The existence and contents of this Agreement and the transactions contemplated hereby are confidential and shall not be disclosed to any person for any reason. Trident understands that certain information conveyed to it by ILCD in connection with the conversion of the Notes may be regarded as material non-public information under Regulation FD under the Securities Act of 1933, as amended. Trident hereby acknowledges that it remains bound by its prior express agreement to maintain the confidentiality of such information and to not disclose such information to any person. Trident understands that Federal law provides severe civil and criminal penalties for trading in the public market on the basis of material non-public information.

         7. General Release. Trident, for itself and on behalf of its equity owners, directors, officers, managers, affiliates, successors and assigns, does hereby fully and irrevocably remise, release and forever discharge ILCD and each of its directors, officers, shareholders, affiliates, employees, agents, attorneys, accountants, successors and assigns, of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs) (collectively, "Claims"), of every kind, either in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any Claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, which the undersigned ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof.

         Trident further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against ILCD or any of their directors, officers, shareholders, affiliates, employees, agents, attorneys, accountants, successors or assigns, with respect to any matter covered by the release set forth in the previous paragraph, and to not assert against ILCD, or any of its directors, officers, affiliates, employees, agents, attorneys, accountants, successors or assigns, any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth in the previous paragraph.



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         8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.

         9. Consent of General Partner. LS Gas, LLC, the general partner of Louisiana Shelf, hereby consents to the transfer of the Interest by ILCD pursuant to the terms of this Agreement.

         10. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

         11. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneously made written or oral agreements between the parties relating to the subject matter hereof.

         12. Counterpart Signatures. This Agreement may be delivered via facsimile and executed in counterpart each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Agreement as of the date first above written.


                            TRIDENT GROWTH FUND, L.P.

                            By: Trident Management, LLC, its general partner

                            By:  /s/ Scotty Cook
                                 ------------------------------
                                 Name: Scotty Cook
                                 Title:  Authorized Member


                            INTERNATIONAL TRAVEL CD'S, INC.


                            By:  /s/ Mark A. Bush
                                 ------------------------------
                                   Name: Mark A. Bush
                                   Title: President


                            LS GAS, LLC, solely for the purpose of Section 9 hereof


                            By:  /s/ Mark A. Bush
                                 ---------------------------------------
                                 Name: Mark A. Bush
                                 Title: Managing Member




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